                         CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 11

             BASIC AND DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION


                                           THREE MONTHS ENDED   SIX MONTHS ENDED
                                           DECEMBER 31, 2001    DECEMBER 31, 2001
                                          -------------------  -------------------
                                           BASIC     DILUTED    BASIC     DILUTED
                                          --------  ---------  --------  ---------
Average outstanding shares                 61,031     61,031    60,297     60,297
Dilutive effect of options and warrants         -      3,730         -          -
                                          --------  ---------  --------  ---------
Equivalent Shares                          61,031     64,761    60,297     60,297
                                          ========  =========  ========  =========

Net income (loss)                         $    56   $     56   $(2,954)  $ (2,954)
                                          ========  =========  ========  =========
Earnings (loss) per share                 $  0.00   $   0.00   $ (0.05)  $  (0.05)
                                          ========  =========  ========  =========

                                           THREE MONTHS ENDED   SIX MONTHS ENDED
                                           DECEMBER 31, 2000    DECEMBER 31, 2000
                                          -------------------  -------------------
                                           BASIC     DILUTED    BASIC     DILUTED
                                          --------  ---------  --------  ---------

Average outstanding shares                 54,675     54,675    54,332     54,332
Dilutive effect of options and warrants         -          -         -          -
                                          --------  ---------  --------  ---------
Equivalent Shares                          54,675     54,675    54,332     54,332
                                          ========  =========  ========  =========

Net income (loss)                         $(4,158)  $ (4,158)  $(5,952)  $ (5,952)
                                          ========  =========  ========  =========
Earnings (loss) per share                 $ (0.08)  $  (0.08)  $ (0.11)  $  (0.11)
                                          ========  =========  ========  =========


                                      -22-
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